UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2010

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

Four Oaks Fincorp, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 10, 2010.  The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 5, 2010 (the “Proxy Statement”).

Proposal 1:  To elect the persons listed in the Proxy Statement to the Company’s Board of Directors.  The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Ayden R. Lee, Jr.	3,651,874	249,764	1,266,451
William J. Edwards	3,662,889	238,750	1,266,451
Paula Canaday Bowman	3,702,252	199,387	1,266,451
Dr. R. Max Raynor, Jr.	3,720,163	181,476	1,266,451
Percy Y. Lee	3,662,410	239,229	1,266,451
Warren L. Grimes	3,702,063	199,576	1,266,451
Michael A. Weeks	3,683,159	218,480	1,266,451
John W. Bullard	3,690,278	211,361	1,266,451

All director nominees were duly elected.

Proposal 2:  To ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The votes were cast as follows:

For	Against	Abstain
5,033,095	125,819	9,176

Proposal 2 was approved.

Proposal 3:  To vote on a shareholder proposal to amend the Company’s bylaws to require an independent chairman of the Company’s Board of Directors.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
1,218,824	2,619,564	63,250	1,266,451

Proposal 3 was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

By: /s/ Nancy S. Wise
Nancy S. Wise
Executive Vice President,
Chief Financial Officer

Date:	May 12, 2010